                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Martin Marietta Materials, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                        Martin Marietta Materials, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        (MARTIN MARIETTA MATERIALS LOGO)

                                 NOTICE OF 1998
                               ANNUAL MEETING OF
                                SHAREHOLDERS AND
                                PROXY STATEMENT

(MARTIN MARIETTA MATERIALS LOGO)

2710 WYCLIFF ROAD
RALEIGH, NORTH CAROLINA 27607

                                          March 31, 1998

Dear Fellow Shareholder:

     The Directors and Officers of Martin Marietta Materials, Inc. join me in inviting you to attend the Corporation's Annual Meeting of Shareholders. The formal notice of this meeting and the Proxy Statement accompany this letter.

     By attending the meeting, you will have an opportunity to hear the plans for the Corporation's future, to meet the Directors and Officers and to participate in the business of the meeting. If it is not possible for you to attend, please return the enclosed proxy immediately to ensure that your shares will be voted.

     We look forward to seeing you in the Capital Ballroom at the North Raleigh Hilton in Raleigh, North Carolina at 10:30 a.m. on May 8, 1998.

                                          Sincerely,

                                          /s/ STEPHEN P. ZELNAK, JR.
                                          Stephen P. Zelnak, Jr.
                                          Chairman of the Board,
                                          President and Chief Executive Officer

                        MARTIN MARIETTA MATERIALS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 8, 1998

To the Holders of the Common Stock of Martin Marietta Materials, Inc.:

     The Annual Meeting of Shareholders of Martin Marietta Materials, Inc. (the "Corporation") will be held on Friday, May 8, 1998, at 10:30 a.m. at the North Raleigh Hilton, 3415 Wake Forest Road, Raleigh, North Carolina. Attendance at the Annual Meeting of Shareholders of the Corporation will be limited to shareholders of record at the close of business on March 13, 1998 or their proxies, beneficial owners presenting satisfactory evidence of ownership on that date, and invited guests of the Corporation.

     The purposes of the meeting are:

         (1) to elect three (3) Directors, each to serve for a term of three (3) years until the Annual Meeting of Shareholders in 2001 and until their successors are duly elected and qualified;

         (2) to approve the Stock-Based Award Plan;

         (3) to ratify the appointment of independent auditors; and

         (4) to transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 13, 1998 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Whether or not you expect to attend the meeting, we hope you will date and sign the enclosed Proxy Card and mail it promptly in the enclosed stamped envelope.

                                          By Order of the Board of Directors

                                          Roselyn R. Bar
                                          Corporate Secretary and
                                          Assistant General Counsel

Raleigh, North Carolina
March 31, 1998

                                PROXY STATEMENT

                              GENERAL INFORMATION

     The Annual Meeting of Shareholders of Martin Marietta Materials, Inc., a North Carolina corporation (the "Corporation"), will be held on Friday, May 8, 1998, at the North Raleigh Hilton, 3415 Wake Forest Road, Raleigh, North Carolina, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders ("Annual Meeting" or "Meeting"). This statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies to be used at such meeting and at any and all adjournments of such meeting.

     The Corporation's Annual Report for the fiscal year ended December 31, 1997, including audited financial statements, is being mailed to shareholders with this Proxy Statement.

     Whether or not you plan to attend the meeting, we urge you to date, sign and return your proxy in the enclosed envelope. You may revoke your proxy at any time prior to its exercise at the Annual Meeting (i) by filing with the Corporation's Secretary an instrument revoking the proxy prior to the Meeting,
(ii) by timely delivery to the Corporation's Secretary, or at the Meeting, of a subsequently dated and executed proxy, or (iii) if you attend the Meeting, by voting your shares in person. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

     The principal office of the Corporation is at 2710 Wycliff Road, Raleigh, North Carolina 27607. This Proxy Statement, the Proxy Card, and the Notice of Meeting will be sent to shareholders of record commencing approximately March 31, 1998.

VOTING SECURITIES AND RECORD DATE

     Only shareholders of record at the close of business on March 13, 1998 are entitled to notice of and to vote at the Annual Meeting. On March 13, 1998, there were 46,217,779 shares outstanding of the Corporation's Common Stock, $.01 par value per share ("Common Stock" or "Stock"). Each share is entitled to one vote.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by an independent inspector of election appointed by the Corporation's Board of Directors for the Meeting from First Union National Bank, the Corporation's transfer agent. The inspector of election will determine whether a quorum is present. For purposes of determining the presence of a quorum, abstentions will be counted as shares that are present and entitled to vote. If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter and specific instructions are not received from the shareholder regarding that matter, those shares represented by the proxy will not be considered as present and entitled to vote with respect to that matter.

     The election of Directors requires a plurality of the votes cast with a quorum present. Approval of any other proposals presented at the meeting requires the affirmative vote of a majority of the votes cast by proxy or in person. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the beneficial owners. If specific instructions are not received, brokers may generally vote these shares in their discretion. However, the New York Stock Exchange rules preclude brokers from exercising their voting discretion on certain proposals. In such cases, absent specific instructions from the beneficial owner, the broker may not vote on those proposals. This results in what is known as a "broker non-vote." Because the Corporation's Bylaws require the affirmative vote of either a plurality or majority of the votes cast at the Meeting to authorize action on any matter (as described above), abstentions and broker non-votes, which will not be counted "for" or "against" proposals, have no effect on the vote for the election of Directors or approval of any of the other proposals.

     Each participant in the Corporation's Performance Sharing Plan and Savings and Investment Plan may direct the trustee as to the manner in which shares of Common Stock allocated to the plan participant's account are to be voted. If the plan participant does not return a voting instruction card to the trustee in a timely manner or returns a card without indicating any voting instructions, the trustee will vote the shares in the same proportion as shares for which the trustee receives voting instructions for that plan.

     In October 1996, the Corporation's Common Stock that was held by Lockheed Martin Corporation became available to the public market when Lockheed Martin disposed of its 81% ownership interest (the "Split-Off"). Before the effective date of the Split-Off, Lockheed Martin Corporation and Martin Marietta Investments Inc. held voting power over shares of Common Stock that represented approximately 72.2% and 8.8%, respectively, of the shares entitled to be cast for the election of the Board of Directors and approval of other proposals. Martin Marietta Investments Inc. is a wholly-owned subsidiary of Lockheed Martin Corporation, which is a Maryland corporation that was formed as the parent corporation of Martin Marietta Corporation and Lockheed Corporation as a result of the business combination of those two companies in March 1995. Martin Marietta Corporation and Lockheed Corporation were subsequently merged into Lockheed Martin Corporation in January 1996. Lockheed Martin Corporation is the successor to Martin Marietta Technologies, Inc., which formerly held approximately 72.2% of the Corporation's Common Stock. Unless otherwise indicated, "Lockheed Martin Corporation" is used herein to refer to Martin Marietta Corporation and its subsidiaries (other than the Corporation) prior to its merger into Lockheed Martin Corporation in January 1996 and to Lockheed Martin Corporation.

                             ELECTION OF DIRECTORS

     The Corporation's Restated Articles of Incorporation, as amended, provide for a classified board of directors such that the Board of Directors is divided into three classes, each of which serves for three years. The Board of Directors has nominated three persons for election as Directors to serve three-year terms expiring in 2001. Unless otherwise directed, proxies will be voted in favor of these three nominees. Each nominee has agreed to serve if elected. Each of the nominees is currently serving as a Director. Should any nominee become unable to serve as a Director, the persons named in the enclosed form of proxy will, unless otherwise directed, vote for the election of such other person for such position as the present Board of Directors may recommend in place of such nominee.

     The following sets forth certain biographical information, current occupation and business experience for the past five years for each of the nominees for election and for each of the other members of the Board of Directors.

--------------------------------------------------------------------------------

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                             TERMS EXPIRING IN 2001

--------------------------------------------------------------------------------

              RICHARD G. ADAMSON (65)
              Director (since 1994), member of the Ethics, Environment, Safety and Health and Audit Committees.

              Mr. Adamson served as Vice President, Strategic Development for Martin Marietta Corporation from April 1993 until his retirement in January 1995. From 1984 until April 1993, he served as Vice President, Business Development of Martin Marietta Corporation.

--------------------------------------------------------------------------------

              MARCUS C. BENNETT (62)
              Director (since 1993), Chairman of the Executive and Finance Committees, member of the Compensation Committee. Prior to May 1997, Mr. Bennett was Chairman of the Board.

              Mr. Bennett has served as Executive Vice President and Chief Financial Officer of Lockheed Martin Corporation since July 1996. He has been a Director of Lockheed Martin Corporation since March 1995. From March 1995 until July 1996 he served as Senior Vice President and Chief Financial Officer of Lockheed Martin Corporation and from 1988 until 1995 he served as Vice President and Chief Financial Officer of Martin Marietta Corporation. He also served as a Director of Martin Marietta Corporation from 1993 to 1995. Mr. Bennett joined Martin Marietta Corporation in 1959. Mr. Bennett is also a Director of Carpenter Technologies, Inc. and Comsat Corporation.

--------------------------------------------------------------------------------

              BOBBY F. LEONARD (65)
              Director (since 1994), Chairman of the Compensation Committee and member of the Finance Committee.

              Mr. Leonard served as Vice President, Human Resources of Martin Marietta Corporation from 1981 until his retirement in March 1995. He is currently in private law practice in Maryland.

--------------------------------------------------------------------------------

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

--------------------------------------------------------------------------------

                         DIRECTORS CONTINUING IN OFFICE
--------------------------------------------------------------------------------

                             TERMS EXPIRING IN 1999
--------------------------------------------------------------------------------

              JAMES M. REED (65)
              Director (since 1994), Chairman of the Audit Committee, member of the Executive and Finance Committees.

              Mr. Reed served as Chief Financial Officer of Union Camp Corporation from 1977 and as Vice Chairman of the Board of Union Camp Corporation from 1993 until his retirement on November 30, 1997. Mr. Reed is a Director of Bush Boake Allen Inc.

--------------------------------------------------------------------------------

              WILLIAM B. SANSOM (56)
              Director (since 1994), Chairman of the Ethics, Environment, Safety and Health Committee and a member of the Compensation Committee.

              Mr. Sansom has served as the Chairman and Chief Executive Officer of The H.T. Hackney Co. since May 1983. During 1979 to 1983, he served in Tennessee State Government, first as Commissioner of Transportation and then as Commissioner of Finance and Administration. He has also previously served on the Board of Directors of the National Crushed Stone Association. Mr. Sansom is a Director of First Tennessee National Corporation and Astec Industries, Inc.

--------------------------------------------------------------------------------

              STEPHEN P. ZELNAK, JR. (53)
              Chairman of the Board (since 1997) and Director (since 1993), member of the Executive and Finance Committees. Prior to May 1997, Mr. Zelnak was Vice Chairman of the Board.

              Mr. Zelnak has served as President and Chief Executive Officer of Martin Marietta Materials, Inc. since 1993, and previously served as the President of Martin Marietta Corporation's Materials Group from 1992 until the formation of the Corporation, and of Martin Marietta Corporation's Aggregates Division since 1982. Mr. Zelnak also served as a Vice President of Martin Marietta Corporation from 1989 until 1994, when he resigned as an officer of Martin Marietta Corporation effective upon the completion of the initial public offering of a portion of the Corporation's Common Stock. Mr. Zelnak joined Martin Marietta Corporation in 1981.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             TERMS EXPIRING IN 2000

--------------------------------------------------------------------------------

              WILLIAM E. MCDONALD (55)
              Director (since 1996), member of the Audit and Compensation Committees.

              Mr. McDonald has served as Senior Vice President, Customer Service Operations, Sprint Corporation since January 1, 1998. He was previously President and Chief Executive Officer of Sprint Mid-Atlantic Operations from 1993 through 1997 and President and Chief Executive Officer for Sprint/United Telephone-Eastern from 1988 to 1993.

--------------------------------------------------------------------------------

              FRANK H. MENAKER, JR. (57)
              Director (since 1993), member of the Ethics, Environment, Safety and Health and Audit Committees.

              Mr. Menaker has served as Senior Vice President and General Counsel of Lockheed Martin Corporation since July 1996. He served as Vice President and General Counsel of Lockheed Martin Corporation from March 1995 to July 1996 and as Vice President of Martin Marietta Corporation from 1982 until 1995, and as General Counsel of Martin Marietta Corporation from 1981 until 1995.

--------------------------------------------------------------------------------

              RICHARD A. VINROOT (56)
              Director (since 1996), member of the Ethics, Environment, Safety and Health Committee.

              Mr. Vinroot has been a member of the law firm of Robinson, Bradshaw & Hinson, P.A. in Charlotte, North Carolina since 1969. From 1991 to 1995, Mr. Vinroot served as Mayor of Charlotte, North Carolina.

--------------------------------------------------------------------------------

                               BOARD OF DIRECTORS

     The Corporation's Board of Directors held six meetings during 1997, of which five were regularly scheduled meetings. In addition, management confers frequently with its Directors on an informal basis to discuss Corporation affairs. Other than Directors who are also officers of the Corporation, Directors serving in 1997 received an annual retainer of $25,000. Directors also received $1,000 for each regular or special meeting of the Board and $500 for each Board committee meeting attended, in addition to reimbursement for travel and other expenses related to attendance at Board and committee meetings. Each committee chairman (other than the chairman of the Executive Committee) also receives an annual fee of $1,000.

     Pursuant to the Amended and Restated Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors, Directors may currently receive their compensation in cash and may defer all or a portion of their fees (in the form of cash or Common Stock) until the date the person ceases to be a Director or the date that is one month and one year following the date the person ceases to be a Director. The Board of Directors unanimously agreed that a minimum of 30% of each Director's annual retainer would be paid in Common Stock and deferred under the plan.

     The Corporation's Board of Directors has five standing committees: an Audit Committee, a Compensation Committee, an Ethics, Environment, Safety and Health Committee, an Executive Committee and a Finance Committee.

     The Audit Committee, which is composed of Directors who are not officers or employees of the Corporation, held four meetings during 1997. The Audit Committee possesses and may exercise the powers of the Board of Directors, except when such powers are by statute or the Articles of Incorporation or Bylaws reserved to the full Board, relating to all accounting and auditing matters of the Corporation. The Audit Committee recommends to the Board of Directors the selection of the independent auditors. The Committee also monitors the independence of the independent auditors. The Committee reviews the scope and timing of work to be performed by the independent auditors; compensation to be paid to the independent auditors; financial accounting and reporting principles used by the Corporation; policies and procedures concerning audits, accounting and financial controls; recommendations to improve existing practices; and results of the audit and the report of the independent auditors. The Committee also reviews the qualifications and the plan and scope of work of the corporate internal audit function. The Committee's current members are Directors Reed (Chairman), Adamson, McDonald and Menaker.

     The Compensation Committee is composed of Directors who are not officers or employees of the Corporation and who are also "disinterested" and "outside" Directors as those terms are defined by the Securities and Exchange Act of 1934 and the Internal Revenue Code of 1986. It held five meetings during 1997. The Committee has the power to fix the compensation and benefits to be paid for all elected officers and employees. The Committee also approves and administers the grants of stock options and any other awards that may be granted under the Martin Marietta Materials, Inc. Amended Omnibus Securities Award Plan. The Committee also has the power to administer any other compensation plan in connection with which the Corporation or any of its employees may realize a benefit from administration by disinterested Directors. The Committee's current members are Directors Leonard (Chairman), Bennett, McDonald and Sansom.

     The Ethics, Environment, Safety and Health Committee held four meetings during 1997. It monitors compliance with the Martin Marietta Materials, Inc. Code of Ethics and Standards of Conduct and reviews all matters presented to it by the Corporate Ethics Officer concerning the ethical practices of the Corporation and its employees, including conflicts or potential conflicts of interest between the Corporation and any of its employees. The Committee also reviews and monitors the adequacy of the Corporation's policies and procedures and organizational structure for ensuring compliance with environmental laws and regulations, and matters relating to health and safety. The Committee's current members are Directors Sansom (Chairman), Adamson, Menaker and Vinroot.

     The Executive Committee held no meetings during 1997. It has the authority to act during the intervals between the meetings of the Board of Directors and may exercise the powers of the Board in the management of the business and affairs of the Corporation as may be authorized by the Board of Directors. The Committee's current members are Directors Bennett (Chairman), Reed and Zelnak.

     The Finance Committee held four meetings during 1997. It has been delegated general oversight powers related to the management of the financial affairs of the Corporation, including but not limited to, establishing lines of credit or other short-term borrowing arrangements and investing excess working capital funds on a short-term basis. The Committee reviews and makes recommendations to the Board of Directors concerning changes to capital structure, including the incurrence of long-term debt and issuance of equity securities, capital expenditures and the contributions budget and the payment of dividends. The Committee's current members are Directors Bennett (Chairman), Leonard, Reed and Zelnak.

     The Bylaws of the Corporation require advance notice for any proposal for the nomination for election as a Director at an annual meeting of shareholders that is not included in the Corporation's notice of meeting or made by or at the direction of the Board of Directors. In general, nominations must be delivered to the Secretary of the Corporation at its principal executive offices, 2710 Wycliff Road, Raleigh, North Carolina 27607, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting and must contain specified information concerning the nominee and the shareholder proposing the nomination. Any shareholder desiring a copy of the Bylaws of the Corporation will be furnished a copy without charge upon written request to the Secretary of the Corporation.

     During the year ended December 31, 1997, no Director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (2) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

                         BENEFICIAL OWNERSHIP OF SHARES

DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows as of March 13, 1998 the number of shares of Common Stock beneficially owned by the Directors and nominees, the Chief Executive Officer, and the four most highly compensated executive officers, individually, and by all Directors and executive officers of the Corporation as a group. The number of shares shown for each Director and each of the named executive officers represented less than 1 percent of the shares of Common Stock outstanding. The number of shares shown for all Directors and executive officers as a group represented less than 1 percent of the shares of Common Stock outstanding.

                                                         AMOUNT OF
                     NAME OF                           COMMON STOCK
                BENEFICIAL OWNER                   BENEFICIALLY OWNED(1)
                ----------------                   ---------------------
Richard G. Adamson...............................           1,801(2)
Marcus C. Bennett................................           5,415(2)
Bruce A. Deerson.................................          16,001(3)(4)
Janice K. Henry..................................          21,408(3)(4)
Bobby F. Leonard.................................           5,283(2)
William E. McDonald..............................             851(2)
Frank H. Menaker, Jr.............................           3,887(2)
James M. Reed....................................           2,863(2)
William B. Sansom................................           2,479(2)
Philip J. Sipling................................          27,978(3)(4)
Richard A. Vinroot...............................           1,305(2)
Robert R. Winchester.............................          26,965(3)(4)
Stephen P. Zelnak, Jr............................          84,332(3)(4)
All Directors and executive officers as a group
   (15 individuals including those named
   above)........................................         222,078

------------------------

(1) Shares reported are less than 1% of the shares of Common Stock outstanding. As to the shares reported, (i) beneficial ownership is direct, and (ii) the person indicated has sole voting and investment power.
(2) Amounts reported include compensation paid on a quarterly basis that Directors have received in Common Stock units that is deferred pursuant to the Amended and Restated Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors. The Directors do not have voting or investment power for their respective share units. The number of Common Stock units credited to each of the Directors as of March 13, 1998 is as follows: Mr. Adamson, 401; Mr. Bennett, 1,415; Mr. Leonard, 533; Mr. McDonald, 851; Mr. Menaker, 1,337; Mr. Reed, 863; Mr. Sansom, 1,429; and Mr. Vinroot, 1,305.
(3) The number of shares owned for each of Messrs. Deerson, Sipling, Winchester, Zelnak and Ms. Henry and all Directors and executive officers as a group assumes that options held by each of them covering shares of Common Stock in the amounts indicated, which are currently exercisable within 60 days of March 13, 1998, have been exercised: Mr. Deerson, 13,666; Ms. Henry, 17,000; Mr. Sipling, 22,000; Mr. Winchester, 22,000; Mr. Zelnak, 74,332; and all Directors and executive officers as a group, 166,997.
(4) Includes an approximation of the number of shares in the participant's account in the Martin Marietta Materials, Inc. Performance Sharing Plan.

FIVE PERCENT SHAREHOLDERS

     The following table sets forth information with respect to the shares of Common Stock which are held by persons known to the Corporation to be the beneficial owners of more than 5% of such stock as of March 13, 1998. To the best of the Corporation's knowledge, no person (other than as disclosed below) owned more than 5 percent of any class of the Corporation's outstanding voting securities at the close of business on March 13, 1998.

                                       AMOUNT OF
NAME AND ADDRESS                      COMMON STOCK          PERCENT
OF SHAREHOLDER                   BENEFICIALLY OWNED(1)      OF CLASS
----------------                 ----------------------     --------
American Express Financial             4,043,822              8.8%
   Corporation(2)
IDS Tower 10
Minneapolis, MN 55440

Davis Selected Advisers,               3,367,300              7.2%
   L.P.(3)
124 East Marcy Street
Santa Fe, NM 87501

Perry Corp.(4)                         2,691,208              5.8%
599 Lexington Avenue
New York, NY 10022

------------------------

(1) As to the shares reported, (i) beneficial ownership is direct, and (ii) the person indicated has sole voting and investment power.
(2) As reported in Schedule 13G dated December 31, 1997 filed with the Securities and Exchange Commission. The total includes 30,300 shares over which the shareholder has shared voting power with its parent holding company, American Express Company, and 4,043,822 shares over which the shareholder has shared dispositive power with its parent holding company, American Express Company. American Express Company disclaims beneficial ownership of the shares referred to in the Schedule 13G.
(3) As reported in Schedule 13G dated March 3, 1998 filed with the Securities and Exchange Commission.
(4) As reported in Schedule 13G dated February 18, 1998 filed with the Securities and Exchange Commission. Richard C. Perry, as sole stockholder of Perry Corp., has the power to vote and dispose of the shares reported. Perry Corp. and Richard C. Perry disclaim beneficial ownership of the shares other than the portion which relates to their respective individual economic interests in such shares.

                             EXECUTIVE COMPENSATION

     The following tables show annual and long-term compensation received from the Corporation and Lockheed Martin Corporation for services in all capacities to the Corporation (and prior to its incorporation, to Martin Marietta Corporation), of the Chief Executive Officer and the next four most highly compensated executive officers for the years ended December 31, 1997, 1996 and 1995. Other than compensation paid by the Corporation or Lockheed Martin Corporation as set forth below, no annual or long-term compensation of any kind was paid to the Chief Executive Officer or other named executive officers of the Corporation in each of the years in the three-year period ended December 31, 1997. The information set forth in the table captioned "Option Grants in Last Fiscal Year" relates to stock options with respect to the Common Stock of the Corporation. The information set forth in the table captioned "Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values" relates to stock options and stock appreciation rights ("SARs") under plans sponsored by the Corporation or by Lockheed Martin Corporation. Each stock option and SAR outstanding under Martin Marietta Corporation stock option plans at the time of the business combination between Martin Marietta Corporation and Lockheed Corporation (effective as of March 1995), were fully vested (pursuant to the change-in-control provisions in the plans) and converted into an option and SAR with respect to the common stock of Lockheed Martin Corporation (pursuant to an agreement entered into in connection with the combination). Accordingly, securities granted under these plans were options exercisable for the common stock of Lockheed Martin Corporation and in connection with the Split-Off, terminated if not exercised before October 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                            ANNUAL COMPENSATION                      COMPENSATION AWARDS
                                --------------------------------------------   -------------------------------
                                                                                     AWARDS          PAYOUTS
                                                                               ------------------   ----------
                                                                                   SECURITIES
                                                              OTHER ANNUAL         UNDERLYING          LTIP         ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR    SALARY    BONUS(1)   COMPENSATION(2)   OPTIONS/SARS(#)(3)   PAYOUTS(4)   COMPENSATION(5)
---------------------------     ----   --------   --------   ---------------   ------------------   ----------   ---------------
Stephen P. Zelnak, Jr. .......  1997   $490,000   $225,000      $288,745             54,000          $     --       $  5,600
  Chairman, President           1996    396,667    170,000       215,862             47,000                --          5,250
  and Chief Executive Officer   1995    333,334    122,500       153,132             43,000           166,600        915,806
Philip J. Sipling.............  1997    223,625     64,400        82,350             18,000                --          5,536
  Executive Vice President      1996    194,917     54,100        68,198             15,000                --          5,250
                                1995    176,667     80,000        25,011             12,000            41,650        136,920
Robert R. Winchester..........  1997    207,667    104,850        15,478             15,000                --          5,600
  Senior Vice President         1996    191,417     79,650        33,481             15,000                --          5,250
                                1995    176,667     89,190        12,390             12,000            73,420        129,605
Janice K. Henry...............  1997    195,000     46,800        59,978             13,000                --          5,600
  Vice President, Chief         1996    180,000     43,900        55,312             12,000                --          5,317
  Financial Officer and         1995    167,667     61,760        19,320              9,000            58,310        151,550
  Treasurer
Bruce A. Deerson..............  1997    178,583     77,130        12,272             10,000                --          4,676
  Vice President and            1996    162,167     50,000        37,212              9,000                --          5,565
  General Counsel               1995    152,333     40,000        37,632              7,000            24,990         78,400

---------------

(1) Bonuses were paid pursuant to the Martin Marietta Materials, Inc. Executive Incentive Plan. A portion of the cash bonus in 1997, 1996 and 1995 to be paid to the named executive officers and certain other key employees of the Corporation was deferred into stock-based awards pursuant to the Martin Marietta Materials, Inc. Incentive Stock Plan. The amounts deferred in 1997 for each of the named executive officers are as follows: Mr. Zelnak, $225,000; Mr. Sipling, $64,400; Mr. Winchester, $11,650; Ms. Henry, $46,800;
    and Mr. Deerson, $8,570. The amounts deferred in 1996 for each of the named executive officers are as follows: Mr. Zelnak, $170,000; Mr. Sipling, $54,100; Mr. Winchester, $26,550; Ms. Henry, $43,900; and Mr. Deerson, $29,100. The amounts deferred in 1995 for each of the named executive officers are as follows: Mr. Zelnak, $122,500; Mr. Sipling, $20,000; Mr. Winchester, $9,910; Ms. Henry, $15,440; and Mr. Deerson, $30,100. The amounts reported under "Bonus" do not include such deferred portion which are reported under "Other Annual Compensation."
(2) The amounts reported under "Other Annual Compensation" represent the value of units that correspond to Common Stock credited to participants under the Martin Marietta Materials, Inc. Incentive Stock Plan (the "Plan"). Pursuant to the Plan, each participant at his or her election is permitted to use up to 50% of the annual incentive bonus earned by the participant to be credited towards units ("Units") that will subsequently be converted into Common Stock of the Corporation pursuant to the terms of the Plan at a 20% discount from the fair market value of the Common Stock (the closing price of the Common Stock as reported in the Wall Street Journal) on the date the amount of the bonus is determined. Each of the executive officers named are required to use a minimum of 10% of the annual incentive bonus towards the crediting of Units under the Plan, except for Mr. Zelnak, who is required to use a minimum of 25% towards the crediting of such Units. Any election to purchase Units under the Plan (in addition to the mandatory purchases) must be made at least six months prior to the date the amount of the annual incentive bonus is determined. The Units credited under the Plan generally vest on December 1 in the year that is immediately preceding three years from the date of grant, at which time shares of Common Stock are issued to the participant. Dividend equivalents are paid on the Units at the same rate as dividends are paid to all shareholders. Such payments are included in the amounts reported. The amounts reported under "Other Annual Compensation" represent the market value on the date of grant of the Units credited to each named executive officer. The number of Units credited in 1997 to each of the named executives is as follows: Mr. Zelnak, 7,759; Mr. Sipling, 2,221; Mr. Winchester, 402; Ms. Henry, 1,614; and Mr. Deerson, 296. The number of Units credited in 1996 to each of the named executives is as follows: Mr. Zelnak, 8,293; Mr. Sipling, 2,640; Mr. Winchester, 1,296; Ms. Henry, 2,142; and Mr. Deerson, 1,420. The number of Units credited in 1995 to each of the named executives is as follows: Mr. Zelnak, 7,292; Mr. Sipling, 1,191; Mr. Winchester, 590; Ms. Henry, 920; and Mr. Deerson 1,792. The cost of perquisites furnished to each executive officer did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.
(3) Options granted are for Common Stock of the Corporation.
(4) Amounts reported under this column represent payouts of awards under the Amended and Restated Martin Marietta Corporation Long Term Performance Incentive Compensation Plan. Upon consummation of the business combination of Martin Marietta Corporation and Lockheed Corporation, the plan was terminated as an active plan and no further awards will be made.
(5) Amounts reported under "All Other Compensation" represent matching contributions to the Corporation's Performance Sharing Plan and, for periods prior to the Split-Off, the Lockheed Martin Corporation Performance Sharing Plan, and in 1995, for Mr. Zelnak, amounts paid under the Martin Marietta Corporation Deferred Compensation and Estate Supplement Plan. Amounts reported in 1995 also represent awards granted in 1993 under the Amended and Restated Martin Marietta Corporation Long Term Performance Incentive Compensation Plan, payment of which was accelerated upon the business combination of Martin Marietta Corporation and Lockheed Corporation. Accelerated payments were in the amounts that follow: Mr. Zelnak, $512,050; Mr. Sipling, $131,670; Mr. Winchester, $124,355; Ms. Henry, $146,300; and
    Mr. Deerson, $73,150.

OPTION GRANTS IN LAST FISCAL YEAR

     Shown below is information on grants of options for the Corporation's Common Stock awarded pursuant to the Martin Marietta Materials, Inc. Amended Omnibus Securities Award Plan (the "Omnibus Plan") to the named executives in the fiscal year ended December 31, 1997.

                                                           INDIVIDUAL GRANTS(1)
                                         --------------------------------------------------------     POTENTIAL REALIZABLE
                                                                                                            VALUE AT
                                           NO. OF        PERCENT OF                                  ASSUMED ANNUAL RATES OF
                                         SECURITIES    TOTAL OPTIONS                                STOCK PRICE APPRECIATION
                                         UNDERLYING      GRANTED TO      EXERCISE OR                   FOR OPTION TERM(2)
                                          OPTIONS       EMPLOYEES IN     BASE PRICE    EXPIRATION   -------------------------
NAME                                      GRANTED     FISCAL YEAR 1997    PER SHARE       DATE          5%            10%
----                                     ----------   ----------------   -----------   ----------   ----------     ----------
Stephen P. Zelnak, Jr..................    54,000          18.88%          $35.50       8/14/07     $1,205,591     $3,055,204
Philip J. Sipling......................    18,000           6.29            35.50       8/14/07        401,864      1,018,401
Robert R. Winchester...................    15,000           5.24            35.50       8/14/07        334,886        848,668
Janice K. Henry........................    13,000           4.55            35.50       8/14/07        290,235        735,512
Bruce A. Deerson.......................    10,000           3.50            35.50       8/14/07        223,258        565,779

------------------------

(1) Awards are granted at the discretion of a disinterested committee (the "Committee") of the Board of Directors of the Corporation upon the recommendation of management of the Corporation, except for Mr. Zelnak, for whom the Committee formulates its own decision, and may be awarded based on past performance or as incentive for future efforts. A maximum of 2,000,000 shares of the Corporation's stock are authorized for grants to key employees. Each award under the Omnibus Plan is evidenced by an award agreement setting forth the number and type of stock-based incentives subject to the award and such other terms and conditions applicable to the award as determined by the Committee. Under the award agreement, options vest and become exercisable in three approximately equal increments on the first, second and third anniversary dates of the grant and expire 10 years from the date of grant. No individual may receive annual grants for more than 10 percent of the shares available under the Omnibus Plan. Options awarded in 1997 expire ninety days following termination of employment, except in instances following death, disability or retirement. In the event of death, all outstanding options vest immediately and will expire one year following the date of death. In instances of disability or normal retirement, the award agreement states that the terms of all outstanding options will be unaffected by such retirement or disability. In the event of early retirement, options that are not vested will terminate on the second business day after such retirement and options that are vested will terminate 90 days thereafter unless the Chief Executive Officer or, in the case of persons subject to Section 16 of the Securities Exchange Act of 1934, the Committee determines that all outstanding options will be unaffected by such retirement. The exercise price of the shares of Common Stock subject to options is set by the Committee and must be at least 100% of the fair market value of the shares on the date the option is granted. The award agreement provides that shares to be issued upon exercise of options may be purchased by the Company in the open market.
(2) The dollar amounts set forth in these columns are the result of calculations at the 5 percent and 10 percent rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL
YEAR AND FISCAL YEAR-END OPTIONS/SAR VALUES

     Shown below is information relating to (1) the exercise of options for the purchase of Lockheed Martin Corporation common stock and stock appreciation rights ("SARs") during the last completed fiscal year and (2) the fiscal year-end value of unexercised options for the Corporation's Common Stock under the Omnibus Plan for the named executives. No options for the Corporation's Common Stock have been exercised by the named executives. There are no unexercised options or SARs for Lockheed Martin Corporation Common Stock held by executive officers of the Corporation.

                                                                        NUMBER OF SECURITIES                VALUE OF
                                                                             UNDERLYING             UNEXERCISED IN-THE-MONEY
                                          NO. OF                      UNEXERCISED OPTIONS/SARS            OPTIONS/SARS
                                          SHARES                        AT FISCAL YEAR-END(2)         AT FISCAL YEAR-END(3)
                                       ACQUIRED ON        VALUE      ---------------------------   ---------------------------
NAME                                   EXERCISE(1)     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                  --------------   -----------   -----------   -------------   -----------   -------------
Stephen P. Zelnak, Jr. .............          --              --       74,332         99,668       $1,104,543      $680,582
Philip J. Sipling...................       6,600        $360,825       22,000         32,000          325,125       208,500
Robert R. Winchester................      13,400         767,956       22,000         29,000          325,125       205,313
Janice K. Henry.....................      11,000         870,250       17,000         24,000          250,563       162,000
Bruce A. Deerson....................          --              --       13,666         18,334          201,593       123,157

------------------------

(1) Includes shares acquired and value realized from exercise of options of the common stock and SARs of Lockheed Martin Corporation for which related expenses were paid by and incurred by Lockheed Martin Corporation. No options have been exercised by the named executives for the Corporation's Common Stock.
(2) Options granted by the Corporation in 1997 as shown in "Option Grants in Last Fiscal Year" on page 12, all of which were unexercisable at year-end, are included in this table. Options granted by the Corporation in 1996, one-third of which vested in 1997, in 1995, two-thirds of which vested in 1997, and in 1994, all of which vested in 1997, are also included in this table.
(3) The value presented represents the difference between the closing price of the stock at year-end and the exercise price of the options.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                 PERFORMANCE
                                                     NO. OF        OR OTHER        ESTIMATED FUTURE PAYOUTS UNDER
                                                    SHARES,      PERIOD UNTIL      NON-STOCK PRICE-BASED PLANS(2)
                                                    UNITS OR      MATURATION    -------------------------------------
NAME                                              OTHER RIGHTS   OR PAYOUT(1)   THRESHOLD(#)   TARGET(#)   MAXIMUM(#)
----                                              ------------   ------------   ------------   ---------   ----------
Stephen P. Zelnak, Jr. .........................        N/A      3 years            903          1,806       2,709
Philip J. Sipling...............................        N/A      3 years            434            869       1,303
Robert R. Winchester............................        N/A      3 years            421            843       1,264
Janice K. Henry.................................        N/A      3 years            408            817       1,225
Bruce A. Deerson................................        N/A      3 years            350            701       1,051

------------------------

(1) The performance period for awards granted in 1997 under the Martin Marietta Materials, Inc. Shareholder Value Achievement Plan (the "Achievement Plan") is the three fiscal years beginning January 1, 1997 and ending December 31, 1999.
(2) Awards are denominated in units that relate to a number of shares of the Corporation's Common Stock where threshold, target and maximum numbers represent the degree to which the performance goals are achieved at the end of the three-year performance period. Awards under the Achievement Plan are based upon a combination of factors, including a total return to shareholders formula which compares the Corporation's total return to shareholders to that of the Standard & Poor's 500 Index and to a peer group of companies. If the Corporation fails to meet the threshold performance objectives, no award is made under the Achievement Plan.

PENSION PLANS

     The named executives participated in the Martin Marietta Materials, Inc. Pension Plan for Salaried Employees (the "Pension Plan"), which was sponsored by the Corporation and covered all of the Corporation's executive officers and substantially all of the salaried employees of the Corporation on a non-contributing basis. Set forth below is a pension plan table which shows the estimated annual benefits payable upon retirement for specified earnings and years of service under the Pension Plan.

                                                                YEARS OF SERVICE
                                              ----------------------------------------------------
  REMUNERATION                                   15         20         25         30         40
  ------------                                --------   --------   --------   --------   --------
  $100,000..................................  $ 21,027   $ 28,037   $ 35,046   $ 42,055   $ 56,564
  $150,000..................................    32,277     43,037     53,796     64,555     86,564
  $200,000(1)...............................    43,527     58,037     72,546     87,055    116,564
  $300,000(1)...............................    66,027     88,037    110,046    132,055    176,564
  $400,000(1)...............................    88,527    118,037    147,546    177,055    236,564
  $500,000(1)...............................   111,027    148,037    185,046    222,055    296,564

------------------------

(1) The benefits payable under the Pension Plan may be limited by sections 401(a)(17) and 415 of the Internal Revenue Code. The maximum earnings amount which may be considered to compute a benefit in accordance with Section 401(a)(17) of the Code is $160,000. The maximum annual amount payable under the Plan as of December 31, 1997 in accordance with Section 415(b) of the Code is $125,000.

     Compensation covered by the Pension Plan generally includes, but is not limited to, base salary, executive incentive compensation awards including the deferred portion thereof, lump sum payments in lieu of a salary increase, and overtime. The normal retirement age under the Pension Plan is 65, but unreduced early retirement benefits are available at age 62 and reduced benefits are available as early as age 55. The calculation of benefits under the Pension Plan is generally based on an annual accrual rate, average compensation for the highest consecutive five years of the ten years preceding retirement and the participant's number of years of credited service. Maximum benefits payable under the Pension Plan are subject to current Internal Revenue Code limitations. The amounts listed in the foregoing table are not subject to any deduction for Social Security benefits or other offsets amounts.

     As of December 31, 1997, the estimated total annual benefits payable upon retirement at age 65 for the individuals named in the compensation table, based on continued employment at current compensation, are as follows: Mr. Zelnak, $403,592; Mr. Sipling, $141,943; Mr. Winchester, $147,622; Ms. Henry, $174,368;
and Mr. Deerson, $139,610. These amounts include benefits that would have been payable under Lockheed Martin Corporation's Supplemental Excess Retirement Plan. The years of credited service upon assumed retirement at age 65 for Mr. Zelnak, Mr. Sipling, Mr. Winchester, Ms. Henry, and Mr. Deerson are 28.75 years, 27.67 years, 31.08 years, 41.67 years, and 36.75 years, respectively.

     Sections 401(a)(17) and 415 of the Internal Revenue Code limit the annual benefits payable under the Pension Plan. As permitted by ERISA, Lockheed Martin Corporation maintained the Supplemental Excess Retirement Plan, which provides for the payment of benefits in excess of those limits and payment of amounts equalizing the differences in the accrual method for those certain employees who were not participants in the Pension Plan prior to October 1, 1975 and the payment of a supplemental death benefit to participants who die while employed.

EMPLOYMENT PROTECTION AGREEMENTS

     The Corporation has entered into Employment Protection Agreements (the "Agreements") with each of the named executive officers. The purpose of these Agreements is to provide the Corporation's key executives with payments and benefits upon certain types of terminations within two years and 30 days following a "Change of Control." For purposes of the Agreements, a Change of Control is generally defined as (i) the acquisition by any person, or related group of persons, of 40% or more of either the outstanding Common Stock of the Corporation or the combined voting power of the Corporation's outstanding securities, (ii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Corporation's assets following which the Corporation's shareholders before such event fail to own more than 50% of the resulting entity, (iii) a change in the majority membership of the Board, (iv) a liquidation or dissolution of the Corporation, or (v) a sale of all or substantially all of the Corporation's assets.

     The Agreements provide that if, within the two-year period following a Change of Control, an executive is terminated without "Cause" (as defined in the Agreements) or terminates his employment with "Good Reason" (as defined in the Agreements), or if the executive voluntarily terminates his employment for any reason during the thirty-day period following the second anniversary of the Change of Control, the Corporation is obligated to pay the executive, in a lump sum, an amount equal to twice the sum of the executive's "Base Salary" and "Annual Bonus." For purposes of the Agreements, Base Salary means the highest annual rate of base salary that the executive received within the twelve-month period ending on the date of the Change of Control and Annual Bonus means the executive's highest annual bonus paid during the period beginning five years prior to the Change of Control and ending on the date of the executive's termination of employment. In addition, for two years following termination of employment, the Corporation must provide the executive with welfare benefits that are generally as favorable as those the executive enjoyed prior to the Change of Control. Furthermore, the Agreements provide for "gross up" payments to compensate the executives for any golden parachute excise taxes imposed under the Internal Revenue Code on account of the severance amounts.

     The term of the Agreements is three years following their effective dates. On each anniversary date of the effective date, the Agreements are renewed for one additional year, unless either party gives notice of its intent to cancel the automatic extension.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Corporation's executive compensation program is administered by the Compensation Committee (the "Committee") of the Board of Directors, which consists entirely of Board members who are neither officers nor employees of the Corporation. The role of the Compensation Committee is, among other things, to approve salaries and other compensation of the executive officers of the Corporation and to review, approve and administer grants of stock options and equity-related awards to all employees, including the principal officers of the Corporation, and to administer any other compensation plan in connection with which the Corporation or any of its employees may realize a benefit from administration by disinterested Directors.

GENERAL COMPENSATION PHILOSOPHY

     The Committee supports the Corporation's belief that executive compensation should further the Corporation's strategic goals. To accomplish this, the Committee's philosophy with respect to executive compensation holds that the Corporation's employees are its most important resource and should be compensated fairly in order to achieve optimum operating performance for the Corporation. The Committee focuses on operating performance rather than short-term changes in stock price based on its view that the long-term operating performance of the Corporation will be reflected by stock price performance over the long-term. Competitive compensation levels serve to attract and retain individuals of outstanding ability and motivate such individuals to sustain high levels of personal performance. The type and amount of compensation granted is based upon the subjective judgment of the Committee; nevertheless, in the exercise of its discretion, the Committee considers a number of objective criteria which are discussed below in the context of the components of compensation to which they apply.

COMPENSATION STRUCTURE AND AWARDS FOR 1997

     The key elements of the Corporation's compensation structure are base salary, annual incentives and long-term incentives, each of which is intended to accomplish the overall compensation philosophy.

     Annual Compensation -- Base Salary.   In setting base salaries for 1997,
the Committee reviewed information drawn from various sources, including proxy statements and surveys conducted by an outside compensation consulting firm of a selected peer group of companies in the aggregates, cement and specialty chemical industries, including those in the Performance Graph peer group on page 20, and of a selected group of general industry companies with comparable revenues to those of the Corporation. The group of companies reflected in the compensation surveys was broader than the group of peer companies set forth in the Performance Graph on page 20 because of the Committee's belief that the larger group better represents the market within which it competes for executive talent. The Committee also considered the advice of independent compensation advisors. The targeted value of an executive's base salary is generally set at median competitive levels.

     Salaries for executives are reviewed by the Compensation Committee on an annual basis and may be increased at that time based on: (1) the Committee's agreement on the individual's contribution to the Corporation, and (2) increases in median competitive pay levels. The total cash compensation (base salary and bonus described below) for each of the named executive officers was at or below the median compensation of executives having similar responsibilities in the compensation surveys, including those in the Performance Graph peer group.

     The base salary for the Chairman, President and Chief Executive Officer of the Corporation was increased during 1997 to $525,000. This represents an approximate 25 percent increase from 1996. The rate of increase in 1997 reflected the Committee's unanimous agreement on Mr. Zelnak's continued superior leadership ability as reflected by the successful integration of the American Aggregates Corporation acquisition from CSR America, Inc. and other acquisitions completed in 1997 and as demonstrated by the Corporation's continued excellent financial performance as to record sales and earnings.

Under Mr. Zelnak's guidance, the Corporation achieved strong earnings growth and remained an industry leader in performance as measured by return on sales and return on investment. In addition, the Committee also reviewed base salary data for chief executive officers in the compensation studies and in the Performance Graph peer group.

     Annual Compensation -- Bonus.   To encourage achievement of the performance
objectives of the Corporation, a significant portion of annual compensation takes the form of an incentive compensation bonus. In 1997, under the Corporation's Executive Incentive Plan, the maximum amount that an executive could receive was based upon a percentage of that executive's base salary. All of the executive officers participate in the plan, except for Mr. Zelnak, for whom bonus consideration is made outside the plan.

     Following review of the achievements of the Corporation as compared to the targeted goals set at the end of the previous year, a comparative review of each of the individual contributions of all participants towards achieving these goals is conducted. The Compensation Committee also considers qualitative measures of performance such as adherence to and implementation of the Corporation's policy on ethics and standards of conduct, customer satisfaction and product quality.

     The amount actually awarded to each participant in the plan is based upon the Compensation Committee's assessment of each individual's achievement of targeted objectives, including standard measures of financial performance such as sales, earnings, return on capital investments and cash generation. These objectives are established at the beginning of each plan year and are based upon the Corporation's Long Range Operating Plan. For executives in corporate staff positions, 50 percent of the determination is made with respect to the Corporation's performance and 50 percent is based on the individual's performance. The Committee considers the recommendations of the Corporation's Chief Executive Officer but retains complete discretion in performing these reviews.

     Mr. Zelnak was awarded an annual incentive bonus of $450,000 for 1997 based on his outstanding performance and leadership in connection with the Corporation's financial achievements and successful acquisitions. The Corporation's Incentive Stock Plan (discussed more generally below) requires Mr. Zelnak to use 25% of his 1997 annual incentive bonus towards credits of Common Stock units at a 20% discount to market value. These units generally vest in three years. In addition, Mr. Zelnak made an irrevocable choice six months prior to the bonus determination to use 25% more, for a total of 50% of his annual incentive bonus, towards Common Stock units. Although there was no special attempt to set Mr. Zelnak's 1997 bonus in any particular relationship to the compensation data, Mr. Zelnak's bonus was above the median level of bonus compensation of CEO's in the compensation surveys, including those in the Performance Graph peer group. His total cash compensation (base salary and bonus) was below the median compensation of those CEOs. The Compensation Committee retains complete discretion in determining the amount of incentive compensation to be awarded to Mr. Zelnak. Consequently, no particular weighting of criteria is required or performed.

     Long Term Compensation -- Stock Options.   Stock options awarded under the
Corporation's Amended Omnibus Securities Award Plan link the compensation provided to a group of 97 executive officers and key personnel with gains realized by the shareholders. The vesting periods associated with stock options encourage continued employment with the Corporation while also serving to confer on recipients an ownership interest in the Corporation.

     The number of options granted to an individual is based upon survey data provided by compensation consultants. The data shows the value of option awards as a multiple of base pay for comparable executive positions in other corporations. In making 1997 stock option award decisions, the Committee elected to provide option awards, as a multiple of base salary, near the average for awards made by firms in a national compensation group comprised of the same companies surveyed in the Compensation Committee's review of base salaries. The determination of the number of options awarded is within the complete discretion of the Committee, which considers the recommendations of the Chief Executive Officer with respect to participants other than the Chief Executive Officer, and which formulates its own decision with respect to the Chief Executive Officer. The Committee awarded Mr. Zelnak 54,000 options in 1997 to align Mr. Zelnak's compensation directly with the Corporation's performance. In exercising its discretion, the Committee generally follows the same procedures as are followed in determining the amount of incentive compensation awards discussed above.

     Since long-term awards vest over time, the Committee grants new awards to provide continuing incentives for future performance without regard to the number of options currently held by the recipient. Options awarded are not transferable and have an exercise price equal to the closing price of the Corporation's Common Stock on the date of grant, and therefore, have no value to the recipient unless the price of the Common Stock increases.

     Long Term Compensation -- Incentive Stock Awards.   In 1997, a group of 42
executive officers and key personnel was granted awards under the Martin Marietta Materials, Inc. Incentive Stock Plan. The plan is intended to give key employees who participate in the Executive Incentive Plan the opportunity to invest up to 50% of their annual incentive awards to purchase units that are subsequently converted into shares of Common Stock pursuant to the terms of the plan at a 20% discount from the market price of the Corporation's Common Stock on the date of the award. The units become fully vested and are distributed in the form of unrestricted Common Stock after three years of continued additional employment with the Corporation. Participation in the plan is elective, except that executive officers of the Corporation are required to invest a minimum percentage of their annual incentive awards in units that are subsequently converted into the Corporation's Common Stock in accordance with the terms of the Incentive Stock Plan. The plan is intended to assist the Corporation in attracting and retaining key employees, to link directly executive officer and management compensation to shareholder returns, and to foster stock ownership in the Corporation among its key employees.

     Long Term Compensation -- Shareholder Value Achievement Plan Awards.   In
1997, a group of 11 executive officers and key personnel was granted awards under the Martin Marietta Materials, Inc. Shareholder Value Achievement Plan (the "Achievement Plan"). The primary purpose of the Achievement Plan is to foster and promote the long-term growth and performance of the Corporation by enhancing the Corporation's ability to attract and retain qualified key employees and motivate key employees through performance-based incentives.

     The 1997 awards granted under the Achievement Plan allow long term incentives to be earned by the Chief Executive Officer and the other participants when the Corporation attains specific return on capital goals that are equally weighted and are determined by a total return to shareholders ranking that must be at least in the 40th percentile as compared to the Standard and Poor's 500 Index and at least at the median percentile as compared to a peer group. The peer group differs and is larger than the peer group used in the Performance Graph because the Corporation has historically compared its financial performance against this larger competitor group for compensation purposes. Awards earned under this plan are made in Common Stock that vests at the end of a three-year period if the performance goals are attained. The objective of this plan is to focus senior management's attention on certain critical factors affecting the Corporation's long term performance and reward them for making successful long term decisions. The value of these awards may vary considerably based on the Corporation's stock price performance.

     Stock-Based Awards -- Generally. The value, if any, of stock-based awards is dependent upon the performance of the Corporation's Common Stock. Further, as noted above, in exercising its discretion in determining the type and amount of award made, the Committee considers many factors related to the Corporation's performance and the performance of the individual being considered for an award. While objective criteria are carefully considered, the Committee has the discretion to make awards as it deems appropriate. Therefore, there is no formula that results in a direct or quantifiable correlation between performance and stock-related awards.

POLICY WITH RESPECT TO DEDUCTIBILITY OF COMPENSATION

     The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code which makes certain "non-performance based" compensation to the named executives in excess of $1 million non-deductible to the Corporation. None of the named executive officers has received annual compensation exceeding $1 million in 1997.

     The Committee has taken steps to qualify certain compensation to ensure deductibility. The Committee has determined that, in reviewing the design and administration of the executive compensation program, its compensation objectives discussed above will be met if, in connection with other compensation, it retains the flexibility to exercise subjective judgment in assessing an executive's performance. The Committee believes that the achievement of the Corporation's general compensation policies and objectives that are currently in place best serves shareholder interests.

March 27, 1998

                                          COMPENSATION COMMITTEE

                                          Bobby F. Leonard, Chairman
                                          Marcus C. Bennett
                                          William E. McDonald
                                          William B. Sansom

                     COMPARISON CUMULATIVE TOTAL RETURN(1)
                    MARTIN MARIETTA MATERIALS, INC., S&P 500
                             AND PEER GROUP INDICES

     The following graph compares the performance of the Corporation's Common Stock to that of the Standard & Poor's 500 Stock Index ("S&P 500") and a market capitalization weighted index containing a group of peer companies in the aggregates and cement industries selected by the Corporation. The peer group consists of the following companies: CalMat Co., Florida Rock Industries, Inc., Lafarge Corporation, Martin Marietta Materials, Inc. and Vulcan Materials Company.

                                     GRAPH


                              MLM    Peer Index   S&P 500
                  Feb-94   $ 100.00   $ 100.00   $ 100.00
                  May-94     $84.24     $90.84     $99.07
                  Aug-94     $85.26     $94.15    $103.90
                  Nov-94     $79.18     $85.72     $99.87
                  Feb-95     $82.42     $91.08    $108.03
                  May-95     $94.52     $97.05    $119.07
                  Aug-95     $85.00     $95.87    $126.19
                  Nov-95     $91.64     $97.50    $136.80
                  Feb-96    $101.70     $97.55    $145.51
                  May-96    $109.54    $107.76    $152.93
                  Aug-96    $100.43    $101.39    $149.82
                  Nov-96    $107.83    $107.73    $174.91
                  Feb-97    $121.57    $119.20    $183.59
                  May-97    $133.07    $130.72    $197.91
                  Aug-97    $162.27    $162.88    $210.72
                  Nov-97    $161.37    $171.82    $224.79
                 2/27/98    $177.96    $181.93    $247.46

---------------

(1) Assumes that the investment in the Corporation's Common Stock and each index was $100, with quarterly reinvestment of dividends.

                 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                    PARTICIPATION IN COMPENSATION DECISIONS

     There are no executive officer-director interlocks where an executive of the Corporation serves on the compensation committee of another corporation that has an executive officer serving on the Corporation's Board of Directors.

     Messrs. Bennett, Leonard, McDonald and Sansom served on the Corporation's Compensation Committee during 1997. Mr. Bennett is Executive Vice President, Chief Financial Officer and a Director of Lockheed Martin Corporation which, until the Split-Off, owned approximately 81% of the Corporation's Common Stock. He is not, and was not, an officer or employee of the Corporation or any of its subsidiaries. Information with respect to transactions between the Corporation and Lockheed Martin Corporation can be found in "Certain Related Transactions" below.

                          CERTAIN RELATED TRANSACTIONS

     The following transactions involve amounts exceeding $60,000 in which certain shareholders or Directors of the Corporation may have a material interest.

TRANSACTIONS WITH LOCKHEED MARTIN CORPORATION

     Before the Split-Off, Lockheed Martin Corporation (which was formed as a result of the business combination of Martin Marietta Corporation and Lockheed Corporation) owned directly and through its wholly owned subsidiary Martin Marietta Investments Inc. approximately 81% of the Corporation's outstanding Common Stock. The Corporation's relationship with Lockheed Martin Corporation was governed by agreements, as amended from time to time, entered into in connection with the incorporation of the Corporation in November 1993 and the initial public offering of a portion of the Corporation's Common Stock in February 1994 (the "Offering"), including a credit agreement, a cash management agreement, a services agreement, and certain other agreements. Because of Lockheed Martin Corporation's control of the Corporation, and its Board of Directors, none of the agreements resulted from an arm's-length negotiation.

   Credit Agreement

     Pursuant to an Amended and Restated Credit Agreement dated as of January 2, 1995, as amended from time to time (the "Credit Agreement") between the Corporation and Lockheed Martin Corporation, Lockheed Martin Corporation agreed to provide (i) term loans of up to $75 million and (ii) a revolving credit loan of up to $25 million, each for general corporate purposes. In March 1996, the Credit Agreement was amended to increase the revolving credit loan to provide for up to $55 million. Under the term loan portion of the Credit Agreement, Lockheed Martin Corporation's commitment to extend credit expired on June 30, 1995.

     There was no required prepayment or scheduled reduction of availability of credit under the revolving credit loan. The Corporation and Lockheed Martin had the right, upon 90 or 120 days notice, respectively, to reduce the unused portion of the revolving credit loan. Depending on type and duration of borrowing, interest payments were due monthly, quarterly or upon maturity of the revolving credit loan.

     Subject to certain conditions, revolving credit loans outstanding under the Credit Agreement in 1996 bore interest either at (i) the rate announced from time to time by Morgan Guaranty Trust Company of New York as its prime rate, or
(ii) LIBOR plus a margin. The Credit Agreement provided that, as of March 1996, loans borrowed at LIBOR carried a margin of .25 to .40 percent depending upon the rating received by the Corporation from nationally recognized rating agencies on the Corporation's unsecured senior long-term debt. Prior to March 1996, loans borrowed at LIBOR carried a margin of .375%.

     The Corporation was required to pay Lockheed Martin Corporation a commitment fee equal to .125 percent per annum on the amount of the available but unused borrowing commitment under the Credit Agreement.

     The revolving credit loan portion of the Credit Agreement terminated on January 31, 1997.

   Cash Management Agreement

     The Corporation and Lockheed Martin Corporation entered into a cash management agreement dated February 17, 1994 (the "Cash Management Agreement") pursuant to which Lockheed Martin Corporation provided daily liquidity and investment capability for the Corporation. The Cash Management Agreement had an initial term of three years from the completion of the Offering, but was terminable by either party after one year on 90 days' written notice. In accordance with the terms of the Cash Management Agreement, excess cash balances of the Corporation were advanced to Lockheed Martin Corporation on an overnight basis, and earned interest at a rate per annum equal to the federal funds rate as in effect from time to time. Cash shortfalls, up to $2 million, were funded by Lockheed Martin Corporation on an overnight basis, and bore interest at a rate per annum equal to the federal funds rate as in effect from time to time. The cost to the Corporation for the services provided pursuant to the Cash Management Agreement were included in the Services Agreement, discussed below. No additional compensation was paid to Lockheed Martin Corporation for such services. The Cash Management Agreement was terminated on January 31, 1997.

   Services Agreement

     Pursuant to an intercompany services agreement dated February 17, 1994 (the "Services Agreement"), up until the time of the Split-Off, Lockheed Martin Corporation furnished to the Corporation a package of services in exchange for a service fee, which was determined by Lockheed Martin Corporation on a basis consistent with past practices, recognizing, to the extent practicable, Lockheed Martin Corporation's reduced ownership of the Corporation after the Offering, the Corporation's requirements for certain services for which it was previously charged by Lockheed Martin Corporation and the Corporation's costs of obtaining services previously provided by Lockheed Martin Corporation. In addition to the service fee, the Corporation agreed to reimburse Lockheed Martin Corporation for certain identified costs procured on behalf of the Corporation.

     The Services Agreement was terminated at the time of the Split-Off. A Transition Agreement dated as of October 18, 1996 was entered into by the Corporation and Lockheed Martin Corporation that provides, among other things, for certain services to be continued to be provided by Lockheed Martin Corporation and for the transfer in 1997 from Lockheed

Martin Corporation to the Corporation of certain assets related to the Corporation's business, including those in connection with the Corporation's defined benefit, defined contribution and certain other benefit plans. The cost to the Corporation reflecting the service fee in 1997 was approximately $27,000.

   The Tax Sharing, Supplemental Tax
   Sharing and Tax Assurance Agreements

     The Corporation was included in Lockheed Martin Corporation's consolidated tax group until and including the effective day of the Split-Off, and therefore the taxable income (or loss) of the Corporation and its subsidiaries (the "Materials Consolidated Group") was included in the Lockheed Martin Corporation consolidated federal income tax return until such date. The Corporation and Lockheed Martin Corporation, as successor to Martin Marietta Corporation, are parties to a Tax Sharing Agreement, dated February 18, 1994, that allocates responsibility between the Corporation and Lockheed Martin Corporation for their respective shares of the consolidated federal income tax liability of Lockheed Martin Corporation and certain other liabilities. Pursuant to the Tax Sharing Agreement, the Corporation and Lockheed Martin Corporation make payments between them such that, with respect to any period, the amount of taxes paid by the Corporation or any refund payable to the Corporation is determined as though the Corporation filed separate federal, state and local income tax returns (including any amounts determined to be due as a result of a redetermination of the tax liability of Lockheed Martin Corporation arising from an audit or otherwise) as the common parent of an affiliated group of corporations filing a consolidated return rather than a consolidated subsidiary of Lockheed Martin Corporation.

     In anticipation of the Split-Off, the Corporation and Lockheed Martin Corporation entered into a Supplemental Tax Sharing Agreement and a Tax Assurance Agreement. The Supplemental Tax Sharing Agreement allocates responsibility between the Corporation and Lockheed Martin Corporation for certain tax liabilities (including any related liability of the Corporation or Lockheed Martin Corporation to stockholders of Lockheed Martin Corporation) that may result from the failure of the Split-Off to qualify as a fully tax-free distribution. Pursuant to this agreement, any such liability generally will be allocated 81% to Lockheed Martin Corporation and 19% to the Corporation, subject to a maximum allocation of $25 million to the Corporation. However, if either Lockheed Martin Corporation or the Corporation (but not both) knowingly or willfully breaches a covenant contained in the Tax Assurance Agreement, which contains covenants relating to the parties' post-Split-Off conduct which could jeopardize the qualification of the Split-Off as fully tax-free (if, among other things, there is a change of law or in the ruling policy of the IRS), and the failure of the Split-Off to qualify as a fully tax-free distribution would not have occurred but for such breach, the resulting liability will be allocated solely to the breaching party. The Corporation would not be solely liable for the resulting liability if it first obtained an opinion of counsel (satisfactory to Lockheed Martin Corporation) to the effect that any action underlying a breach would not cause the Split-Off to fail to qualify as a fully tax-free distribution. Furthermore, if either Lockheed Martin Corporation or the Corporation is acquired in a manner that causes the failure of the Split-Off to qualify as a fully tax-free distribution under Section 355 of the Internal Revenue Code (including the recognition of gain to Lockheed Martin Corporation on the distribution of the Corporation's Common Stock pursuant to Section 355(d) of the Internal Revenue Code) and the gain did not result from a breach of the Tax Assurance Agreement, the resulting liability will be allocated solely to the corporation so acquired.

OTHER TRANSACTIONS

     Mr. Vinroot is a partner with the law firm of Robinson, Bradshaw & Hinson, P.A., which has provided certain legal services for the Corporation in an amount less than 5% of such firm's gross revenues for the firm's last fiscal year.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Directors and officers of the Corporation and persons who own more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports in changes in ownership of the Common Stock. Directors, officers and more than 10% shareholders are required by Securities and Exchange Commission regulations to furnish to the Corporation copies of all Section 16(a) reports filed.

     Based solely on its review of the copies of reports furnished to the Corporation and written representations that no other reports were required for the year ended 1997, the Corporation is not aware of any reporting person who failed to file on a timely basis all reports required by Section 16(a) to be filed during 1997.

                     APPROVAL OF THE STOCK-BASED AWARD PLAN

     Effective March 27, 1998, the Corporation adopted the Martin Marietta Materials, Inc. Stock-Based Award Plan (the "Plan"), subject to approval by the Corporation's shareholders. The Plan is being submitted to shareholders in view of the Corporation's desire that awards (as defined below) qualify as "performance based compensation" for purposes of Section 162(m) of the Code and to satisfy the shareholder approval requirements of Section 422 of the Code and the New York Stock Exchange. If the proposed Plan is not approved by the shareholders, the Martin Marietta Materials, Inc. Amended Omnibus Securities Award Plan (the "Omnibus Plan") as currently in effect will remain in full force and effect. If the Plan is approved by the shareholders, no further awards will be made under the Omnibus Plan but awards granted prior to the effective date of the Plan will remain outstanding subject to the terms and conditions of the Omnibus Plan as it currently exists.

     The following summary of the Plan is qualified in its entirety by reference to the text of the Plan, a copy of which has been filed with the Securities and Exchange Commission.

SUMMARY OF THE PLAN

   PURPOSE AND ELIGIBILITY

     The primary purpose of the Plan is to enable officers and other key exempt salaried employees of the Corporation or any subsidiary to share in the growth and prosperity of the Corporation by encouraging stock ownership by such persons and to attract and retain skilled personnel. The Plan contemplates the issuance of incentive stock options within the meaning of Section 422 of the Code ("Incentive Options"), as well as non-qualified stock options ("Non-Qualified Options") (collectively, "Options"), restricted stock, and other stock-based incentive awards (collectively, "Awards"). All officers and other key exempt salaried employees of the Corporation and any of its subsidiaries are eligible for discretionary Awards under the Plan. However, no individual who beneficially owns Common Stock possessing five percent (5%) or more of the combined voting power of all classes of stock of the Corporation is eligible to participate in the Plan. The number of persons currently participating in the Omnibus Plan is 97. The approximate number of persons eligible to participate in the Plan is 100, comprised of officers and certain key employees. The Plan is substantially the same as the Omnibus Plan, as more fully described below.

     The aggregate number of shares with respect to which Non-Qualified Options, Incentive Options or other Awards payable in securities may be granted under the Plan is 5,000,000. The aggregate number of shares with respect to which Non-Qualified Options or Incentive Options may be granted to any Participant is 500,000 in any one year. The aggregate number of shares with respect to which restricted stock may be granted under the Plan is 1,000,000. As of the date of this Proxy Statement, approximately 1,007,000 shares were subject to outstanding Awards under the Omnibus Plan. Accordingly, approximately 976,000 additional shares would be available for issuance under the Omnibus Plan if the Plan is not approved by shareholders.

   ADMINISTRATION

     The Plan will be administered by a committee composed of members of the Board of Directors who are neither employees nor officers of the Corporation (the "Committee"). The members of the Committee must be both "non-employee directors" for purposes of Rule 16b-3 under the Securities Exchange act of 1934 (the "Exchange Act") and "outside directors" for purposes of Section 162(m) of the Code. The Committee in its sole discretion, has the authority, among other things: to determine the terms of all Awards granted under the Plan, including any purchase or exercise price for an Award; to determine the persons to whom Awards will be granted ("Participants") and the time or times at which grants will be made and become exercisable and forfeitable; to determine the number of shares covered by an Award; to interpret the Plan; and to make all other determinations deemed advisable for the administration of the Plan.

   AWARD AGREEMENTS

     Each Award under the Plan will be evidenced by an agreement between the Corporation and the Participant (an "Award Agreement") which will set forth the number of shares of Common Stock or units subject to the Award and such other terms and conditions as the Committee determines to be applicable to the Award. Under the terms of the Plan, each Award Agreement must provide for the following:

         (i) Termination of Employment: A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with the Corporation or its subsidiary;

         (ii) Rights as a Shareholder: A provision stating that a Participant will have no rights as a shareholder with respect to any securities covered by an Award until the date the Participant becomes a holder of record of such shares;

         (iii) Withholding: A provision requiring the withholding of any taxes required by law to be withheld from all amounts paid in satisfaction of an Award. In the case of Awards paid in shares of Common Stock, a Participant may satisfy the withholding obligation by paying the amount of any taxes in cash, or, with the approval of the Committee, with shares of Common Stock, having a "Fair Market Value" (as defined in the Plan) equal to the withholding amount due on the date the Award is exercised;

         (iv) Execution: A provision stating that no Award is enforceable until the Award Agreement or a receipt has been signed by the Participant and either the Chairman of the Board or the Chief Executive Officer (or his delegate) of the Corporation; and

         (v) Exercise and Payment: A provision describing the permitted methods of exercising and paying the exercise price with respect to the Award.

   OPTIONS

     The Committee may from time to time grant Options to any Participant. The terms of Options granted under the Plan will be set out in Award Agreements which will contain such provisions as the Committee from time to time deems appropriate, including the exercise price and expiration date of such Options. Award Agreements will specify whether or not an Option is an Incentive Option.

     In no event will the exercise price of an Incentive Option be less than 100% of the Fair Market Value of the shares subject to the Option on the date of grant. The term of Incentive Options cannot exceed ten years from the date of grant. To the extent that the aggregate Fair Market Value, determined as of the time the Incentive Option is granted, of the Common Stock which may become exercisable for the first time by any employee during any calendar year exceeds $100,000, such excess amount will be treated as Non-Qualified Options.

   RESTRICTED STOCK

     The Committee from time to time may grant restricted stock ("Restricted Stock") to any Participant. Restricted Stock is Common Stock that is issued to a Participant and is subject to restrictions on transfer and/or such other restrictions or incidents of ownership as the Committee may determine. Each Participant who is awarded Restricted Stock will be required to enter into an Award Agreement, in a form specified by the Committee, agreeing to the terms and conditions of the grant and such other matters consistent with the Plan as the Committee determines appropriate.

   OTHER AWARDS

     The Committee may grant any other stock or stock-related awards to a Participant that the Committee deems appropriate.

   ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

     If any change is made to the shares of Common Stock by reason of any recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other corporate change, or any distributions are made to shareholders other than cash dividends, appropriate adjustments will be made by the Committee to the kind and maximum number of shares subject to the Plan and the kind and number of shares and price per share of stock subject to each outstanding Award.

   TERMINATION OR AMENDMENT

     The Board of Directors may terminate, suspend or discontinue the Plan at any time, provided that no such action shall deprive Participants of their rights under outstanding Awards. The Committee may amend or alter the Plan from time to time as it deems desirable, to the extent permitted by law. However, no such action may, without approval of the shareholders of the Corporation, be effective if shareholder approval would be required to keep the Plan and the Awards made thereunder in compliance with Sections 162(m) and 422 of the Code.

   CHANGE IN CONTROL

     The Plan provides that, upon the occurrence of a Change in Control (as defined in the Plan) all time periods for purposes of vesting in, or realizing gain from, any outstanding Award will automatically accelerate.

   FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief discussion of the Federal income tax consequences of transactions under the Plan based on the Code, as in effect as of the date hereof. The Plan is not qualified under Section 401(a) of the Code. This discussion is not intended to be exhaustive and does not describe any state or local tax consequences.

     Incentive Options.   No ordinary taxable income is realized by the optionee
upon the grant or exercise of an Incentive Option. If Common Stock is issued to an optionee pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such optionee as a long-term or mid-term capital gain (depending on the holding period after exercise) and any loss sustained will be a long-term or mid-term capital loss, and (2) no deduction will be allowed to the optionee's employer for Federal income tax purposes.

     If the Common Stock acquired upon the exercise of an Incentive Option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and (2) the optionee's employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term, mid-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

     Non-Qualified Options.   Except as noted below, with respect to
Non-Qualified Options, (1) no income is realized by the optionee at the time the Option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the optionee's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date as of which amounts are includable in income is treated as either short-term, mid-term or long-term capital gain (or loss) depending on how long the shares have been held.

   NEW PLAN BENEFITS

     Inasmuch as Awards to all Participants under the Plan will be granted at the sole discretion of the Committee, such benefits under the Plan are not presently determinable.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PLAN.

                              INDEPENDENT AUDITORS

     The Board of Directors recommends that the shareholders ratify the appointment of Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Corporation for the fiscal year 1998. The ratification of the appointment of Ernst & Young LLP is being submitted to the shareholders because management believes this to be good corporate practice. Should the shareholders fail to ratify this appointment, the Board of Directors will review the matter. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting of Shareholders of the Corporation, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                              FINANCIAL STATEMENTS

     Upon the written request of any shareholder, the Corporation will provide without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission. Requests should be mailed to the Corporate Secretary, Martin Marietta Materials, Inc., 2710 Wycliff Road, Raleigh, North Carolina 27607.

                          METHOD OF PROXY SOLICITATION

     The entire cost of preparing, assembling, printing and mailing the Notice of Meeting, this Proxy Statement and proxies and the cost of soliciting proxies relating to the meeting, if any, has been or will be paid by the Corporation. In addition to use of the mails, proxies may be solicited by officers, directors and other regular employees of the Corporation by telephone, facsimile or personal solicitation, and no additional compensation will be paid to such individuals. The Corporation will use the services of Morrow & Co., Inc., a professional soliciting organization, to assist in obtaining in person or by proxy the largest number of shareholder vote as is possible. The Corporation estimates its expenses for solicitation services will not exceed $10,000. The Corporation will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

                                 OTHER MATTERS

     At the time this Proxy Statement was filed with the Securities and Exchange Commission, the Board of Directors was not aware that any matters not referred to herein would be presented for action at the Annual Meeting. If any other matters properly come before the Meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented by proxies on such matters in accordance with their judgment in the best interest of the Corporation. It is also intended that discretionary authority will be exercised with respect to the vote on any matters incident to the conduct of the meeting.

                SHAREHOLDERS' PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals by shareholders for nominations for directors or other matters intended to be presented at the 1999 Annual Meeting of Shareholders of the Corporation must be received by the Secretary of the Corporation no later than December 1, 1998 in order to be included in the Proxy Statement and on the Proxy Card that will be solicited by the Board of Directors in connection with that meeting. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission. In addition, the Bylaws of the Corporation establish an advance notice requirement for any proposal of business to be considered at an annual meeting of shareholders. In general, written notice must be received by the Secretary of the Corporation at its principal executive office, 2710 Wycliff Road, Raleigh, North Carolina 27607, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting and must contain specified information concerning the matter to be brought before such meeting and concerning the shareholder proposing such a matter. Any waiver by the Corporation of these requirements with respect to the submission of a particular shareholder proposal shall not constitute a waiver with respect to the submission of any other shareholder proposal nor shall it obligate the Corporation to waive these requirements with respect to future submissions of the shareholder proposal or any other shareholder proposal. Any shareholder desiring a copy of the Bylaws of the Corporation will be furnished one without charge upon written request to the Secretary of the Corporation at its principal executive office, 2710 Wycliff Road, Raleigh, North Carolina 27607.

                                          MARTIN MARIETTA MATERIALS, INC.

March 31, 1998

LOGO

(Martin Marietta Materials Logo)

                                                                      APPENDIX A

PROXY                   MARTIN MARIETTA MATERIALS, INC.                    PROXY
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                     ANNUAL MEETING TO BE HELD MAY 8, 1998

    The undersigned hereby appoints Stephen P. Zelnak, Jr. and Janice K. Henry, and each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the Common Stock of the undersigned in Martin Marietta Materials, Inc. at the Annual Meeting of Shareholders to be held on May 8, 1998, and at any adjournment thereof.

    This proxy when properly executed will be voted as specified herein and, unless otherwise directed, will be voted FOR the election of all nominees as Directors, FOR the approval of the Stock-Based Award Plan, and FOR the ratification of selection of Ernst & Young LLP as independent auditors. The Board of Directors recommends voting FOR each item.

1. ELECTION OF DIRECTORS: Nominees are Richard G. Adamson, Marcus C. Bennett, and Bobby F. Leonard

   [ ] FOR all listed nominees (except do not vote for the nominee(s) whose name(s) I have written below)

             -----------------------------------------------------

   [ ] WITHHOLD AUTHORITY to vote for the listed nominees

2. APPROVAL OF STOCK-BASED AWARD PLAN

    [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

3. RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

    [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

                  (Continued and to be signed on the reverse)

                          (Continued from other side)

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS THEREOF.

  Receipt of Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.

                                               PLEASE DATE AND SIGN EXACTLY AS
                                                      PRINTED BELOW AND
                                               RETURN PROMPTLY IN THE ENCLOSED
                                                    POSTAGE PAID ENVELOPE.

                                              Dated:                      , 1998
                                                    ----------------------

                                              ----------------------------------
                                                     Signature and Title

                                              ----------------------------------
                                                  Signature if held jointly

                                              (WHEN SIGNING AS ATTORNEY,
                                              EXECUTOR, ADMINISTRATOR, TRUSTEE,
                                              GUARDIAN, ETC., GIVE TITLE AS
                                              SUCH. IF JOINT ACCOUNT, EACH JOINT
                                              OWNER SHOULD SIGN. IF A
                                              CORPORATION OR A PARTNERSHIP, SIGN
                                              FULL CORPORATE NAME OR PARTNERSHIP
                                              NAME, AS THE CASE MAY BE, BY AN
                                              AUTHORIZED PERSON.)

                                                                      APPENDIX B










                         MARTIN MARIETTA MATERIALS, INC.
                             STOCK-BASED AWARD PLAN

                                ADOPTED: MAY 1998











                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                  COVERING SECURITIES THAT HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933

SECTION 1.  ESTABLISHMENT AND PURPOSE

         The Martin Marietta Materials, Inc. Stock-Based Award Plan (the "Plan") is subject to the adoption of the Plan by the shareholders of the Corporation in a manner that complies with Section 162(m).

         The purpose of this Plan is to benefit the Corporation's shareholders by encouraging high levels of performance by individuals who are key to the success of the Corporation and to enable the Corporation to attract, motivate, and retain talented and experienced individuals essential to its continued success. This is to be accomplished by providing such employees an opportunity to obtain or increase their proprietary interest in the Corporation's performance and by providing such employees with additional incentives to remain with the Corporation.

SECTION 2.  DEFINITIONS

         The following terms, as used herein, shall have the meaning specified:

         "Affiliate" of a person means any entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person.

         "Award" means an award granted pursuant to Section 4 hereof.

         "Award Agreement" means an agreement described in Section 6 hereof entered into between the Corporation and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

         "Board of Directors" means the Board of Directors of the Corporation as it may be comprised from time to time.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means a committee composed of members of, and designated by, the Board of Directors and consisting solely of persons who are both (i) "non-employee directors" within the meaning of Rule 16b-3, and
         (ii) "outside directors" within the meaning of Section 162(m), as Rule 16b-3 and Section 162(m) may be amended from time to time, which committee shall at all times comprise at least the minimum number of such persons necessary to comply with both Rule 16b-3 and Section 162.

         "Corporation" means Martin Marietta Materials, Inc.

         "Covered Employee" means a covered employee within the meaning of
         Section 162(m) or the Treasury Regulations promulgated thereunder.

         "Employee" means officers and other key employees of the Corporation but excludes directors who are not also officers or employees of the Corporation.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Fair Market Value" means the closing price of the relevant security as reported on the composite tape of New York Stock Exchange issues (or such other reporting system as shall be selected by the Committee) on the relevant date, or if no sale of the security is reported for such date, the next following day for which there is a reported sale. The Committee shall determine the Fair Market Value of any security that is not publicly traded, using such criteria as it shall determine, in its sole direction, to be appropriate for such valuation.

         "Insider" means any person who is subject to Section 16 of the Exchange Act.

         "Participant" means an Employee who has been granted and holds an unexercised or unpaid Award pursuant to this Plan.

         "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 or any successor rule or regulation as amended from time to time.

         "Section 16" means Section 16 of the Exchange Act or any successor statute and the rules promulgated thereunder by the Securities and Exchange Commission, as they may be amended from time to time.

         "Section 162(m)" means Section 162(m) of the Code or any successor statute and the Treasury Regulations promulgated thereunder, as they may be amended from time to time.

         "Section 422" means Section 422 of the Code or any successor statute and the Treasury Regulations promulgated thereunder, as they may be amended from time to time.

         "Stock" means shares of Common Stock of the Corporation, par value $.01 per share.

         "Subsidiary" means any entity directly or indirectly controlled by the Corporation.

SECTION 3.  ELIGIBILITY

         Awards may be granted only to exempt salaried Employees of the Corporation or any Subsidiary who are designated from time to time by the Committee.

         No individual who beneficially owns Stock possessing five percent (5%) or more of the combined voting power of all classes of stock of the Corporation shall be eligible to participate in the Plan.

SECTION 4.  AWARDS

         The Committee may grant any of the following types of Awards, either singly, in tandem or in combination with other Awards, as the Committee may in its sole discretion determine:

         (a) Non-Qualified Stock Options. A Non-Qualified Stock Option is a right to purchase a specified number of shares of Stock during such specified time as the Committee may determine at a price not less than 100% of the Fair Market Value of the Stock on the date the option is granted.

                  (i) The purchase price of the Stock subject to the option may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the tender of Stock, or through a combination of Stock and cash, or through such other means as the Committee determines are consistent with the Plan's purpose and applicable law. No fractional shares of Stock will be issued or accepted.

                  (ii) Without limiting the foregoing, to the extent permitted by law (including relevant state law), the Committee may agree to accept, as full or partial payment of the purchase price of Stock issued upon exercise of options, (A) a promissory note of the optionee evidencing the optionee's obligation to make future cash payments to the Corporation, or (B) any other form of payment deemed acceptable to the Committee. Promissory notes referred to in clause (A) above shall be payable as determined by the Committee (but in no event later than five years after the date thereof), shall be secured by a pledge of shares of Stock purchased, and shall bear interest at a rate established by the Committee.

         (b) Incentive Stock Options. An Incentive Stock Option is an Award in the form of an option to purchase Stock that complies with the requirements of Code Section 422 or any successor section.

                  (i) To the extent that the aggregate Fair Market Value (determined at the time of the grant of the Award) of the shares subject to Incentive Stock Options which are exercisable by one person for the first time during a particular calendar year exceeds $100,000, such excess shall be treated as Non-Qualified Stock Options. For purposes of the preceding sentence, the term "Incentive Stock Option" shall mean an option to purchase Stock that is granted pursuant to this Section 4(b) or pursuant to any other plan of the Corporation, which option is intended to comply with Section 422 of the Code.

                  (ii) No Incentive Stock Option may be granted under this Plan after the tenth anniversary of the date this Plan is adopted, or the date this Plan is approved by the shareholders, whichever is earlier, or be exercisable more than ten years after the date the Award is made.

                  (iii) The exercise price of any Incentive Stock Option shall be no less than Fair Market Value of the Stock subject to the option on the date the Award is made.

                  (iv) The Committee may provide that the option price under an Incentive Stock Option may be paid by one or more of the methods available for paying the option price of a Non-Qualified Stock Option.

         (c) Restricted Stock. Restricted Stock is Stock of the Corporation that is issued to a Participant and is subject to restrictions on transfer and/or such other restrictions or incidents of ownership as the Committee may determine.

         (d) Other Stock-Based Incentive Awards. The Committee may from time to time grant Awards under this Plan that provide the Participant with the right to purchase Stock of the Corporation or provide incentive Awards that are valued by reference to the Fair Market Value of Stock of the Corporation (including, but not limited to phantom securities or dividend equivalents). Such Awards shall be in a form determined by the Committee (and may include terms contingent upon a change of control of the Corporation), provided that such Awards shall not be inconsistent with the terms and purposes of the Plan.

SECTION 5.  SHARES OF STOCK AND OTHER STOCK-BASED AWARDS AVAILABLE UNDER PLAN

         (a) Subject to the adjustment provisions of Section 9 hereof, (i) the aggregate number of shares with respect to which Awards payable in securities may be granted under the Plan shall be no more than 5,000,000; (ii) the aggregate number of shares with respect to which Awards subject to Restricted Stock under the Plan shall be no more than 1,000,000; and (iii) the aggregate number of shares with respect to which Non-Qualified Stock Options or Incentive Stock Options may be granted to any individual Participant shall be no more than 500,000 in any one year. Awards that are canceled or repriced shall be counted against the 500,000 share per year limit to the extent required by Section 162(m) of the Code.

         (b) Any unexercised or undistributed portion of any terminated or forfeited Award (other than an Award terminated or forfeited by reason of the exercise of any Award granted in tandem therewith) shall be available for further Awards in addition to those available under Section 5(a) hereof.

         (c) For the purposes of computing the aggregate number of shares with respect to which awards payable in securities may be granted under the Plan, the following rules shall apply:

                  (i) except as provided in (v) of this Section, each option shall be deemed to be the equivalent of the maximum number of shares that may be issued upon exercise of the particular option;

                  (ii) except as provided in (v) of this Section, each other stock-based Award shall be deemed to be equal to the number of shares to which it relates;

                  (iii) except as provided in (v) of this Section, where the number of shares available under the Award is variable on the date it is granted, the number of shares shall be deemed to be the maximum number of shares that could be received under that particular Award.

                  (iv) where one or more types of Awards (both of which are payable in Stock or another security) are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, each joint Award shall be deemed to be the equivalent of the number of shares under the other; and

                  (v) each share awarded or deemed to be awarded under the preceding subsections shall be treated as shares of Stock, even if the Award is for a security other than Stock.

                  Additional rules for determining the aggregate number of shares with respect to which awards payable in securities may be granted under the Plan may be made by the Committee, as it deems necessary or appropriate.

         (d) No Stock may be issued pursuant to an Award under the Plan except to the extent that, prior to such issuance, the Corporation shall have acquired shares from its shareholders sufficient to fulfill the requirements of the Plan with respect to such issuance.

SECTION 6.  AWARD AGREEMENTS

         Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock, or units subject to the Award and such other terms and conditions applicable to the Award as determined by the Committee.

         (a)      Award Agreements shall include the following terms:

                  (i) Termination of Employment: A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with the Corporation or Subsidiary, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances.

                  (ii) Rights as Shareholder: A provision that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record. Except as provided in Section 9 hereof, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment, in which case, grants of dividend equivalents or similar rights shall not be considered to be a grant of any other shareholder right.

                  (iii) Withholding: A provision requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an Award. In the case of an Award paid in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of Awards paid in shares of Stock or other securities of the Corporation, a Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be deducted from the payment to satisfy the obligation in full or in part. The number of shares to be deducted shall be determined by reference to the Fair Market Value of such shares on the date the Award is exercised.

                  (iv) Execution: A provision stating that no Award is enforceable until the Award Agreement or a receipt has been signed by the Participant and the Chairman or the Chief Executive Officer of the Corporation (or his delegate). By executing the Award Agreement or receipt, a Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

                  (v) Exercise and Payment: The permitted methods of exercising and paying the exercise price with respect to the Award.

         (b) Award Agreements may include the following terms:

                  (i) Replacement, Substitution and Reloading: Any provisions (A) permitting the surrender of outstanding Awards or securities held by the Participant in order to exercise or realize rights under other Awards, or in exchange for the grant of new Awards under similar or different terms (including the grant of reload options), or, (B) requiring holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

                  (ii) Other Terms: Such other terms as are necessary and appropriate to effect an Award to the Participant including but not limited to the term of the Award, vesting provisions, any requirements for continued employment with the Corporation or any Subsidiary, any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, the effect on the Award of a change in control, the price and the amount or value of Awards.

SECTION 7.  AMENDMENT AND TERMINATION

         The Board of Directors may at any time amend, suspend or discontinue the Plan. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law. However, no such action may, without approval of the shareholders of the Corporation, be effective if shareholder approval would be required to keep the Plan and the Awards made thereunder in compliance with Sections 162(m) and 422.

SECTION 8.  ADMINISTRATION

         (a) The Plan and all Awards granted pursuant thereto shall be administered by the Committee. The members of the Committee shall be designated by the Board of Directors. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

         (b) The Committee shall periodically determine the Participants in the Plan and the nature, amount, pricing, timing, and other terms of Awards to be made to such individuals.

         (c) The Committee shall have the power to interpret and administer the Plan. All questions of interpretation with respect to the Plan, the number of shares of Stock, or units granted, and the terms of any Award Agreements shall be determined by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and this Plan, the terms of this Plan shall govern.

         (d) It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(d), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and deemed advisable by the Committee.

         (e) It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Covered Employees, satisfies the applicable requirements of Section 162(m), so that the Corporation will be entitled, to the extent possible, to deduct compensation paid under the Plan and otherwise to such Covered Employees and will not be subjected to avoidable loss of deductions thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(e), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Covered Employees to the extent permitted by law and deemed advisable by the Committee.

         (f) The Committee may delegate to the officers or employees of the Corporation the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder as these relate to Insiders or Covered Employees, including but not limited to decisions regarding the timing, eligibility, pricing, amount or other material term of such Awards.

SECTION 9.  ADJUSTMENT PROVISIONS

         (a) In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, merger or consolidation, reorganization, combination or exchange of shares or other similar corporate change, the number of shares of Stock (or other securities) then remaining subject to this Plan, and the maximum number of shares that may be issued to anyone pursuant to this Plan, including those that are then covered by outstanding Awards, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased and the price for each share then covered by an outstanding Award shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced and the price for each share then covered by an outstanding Award, shall be proportionately increased.

         (b) The Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan not described in
                  (a), or as is required or authorized under the terms of any applicable Award Agreement.

SECTION 10.  CHANGE IN CONTROL

(a) Subject to Sections 5, 7 and 9, in the event of a change in control of the Corporation, in addition to any action required or authorized by the terms of any Award Agreement, all time periods for purposes of vesting in, or realizing gain from, any and all outstanding Awards made pursuant to this Plan will automatically accelerate.

(b) For the purposes of this Section, a "Change in Control" shall mean on or after the effective date of the Plan,

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the fully diluted shares of Stock, as reflected on the Corporation's financial statements (the "Outstanding Corporation Common Stock"), or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition by the Corporation or any "affiliate" of the Corporation, within the meaning of 17 C.F.R. ss. 230.405 (an "Affiliate"), (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Affiliate of the Corporation, or (3) any acquisition by any entity pursuant to a transaction which complies with clauses
                           (A), (B) and (C) of subsection (iii) of this definition; or

                  (ii) Individuals who constitute the Board on the effective date of the Plan (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Affiliate of the Corporation, or such corporation resulting from such Business Combination or any Affiliate of such corporation) beneficially owns, directly or indirectly, 40% or more of, respectively, the fully diluted shares of common stock of the corporation resulting from such Business Combination, as reflected on such corporation's financial statements, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (iv) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

SECTION 11.  UNFUNDED PLAN

         The Plan shall be unfunded. Neither the Corporation nor the Board of Directors shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Corporation, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan.

SECTION 12.  LIMITS OF LIABILITY

         (a) Any liability of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

         (b) Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken, in good faith under the Plan.

SECTION 13.  RIGHTS OF EMPLOYEES

         (a) Status as an eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Employee or to eligible Employees generally.

         (b) Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or constitute any contract or limit in any way the right of the Corporation to change such person's compensation or other benefits or to terminate the employment of such person with or without cause.

SECTION 14.  DURATION

         The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreement, provided that Awards under the Plan may only be granted until December 31, 2008.

SECTION 15.  GOVERNING LAW

         The Plan shall be governed by the laws of the State of North Carolina.



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